UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2021

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman
(Address of Principal Executive Offices)

KY1-1104

Cayman Islands

(Zip Code)

(510) 623-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2021, SMART Global Holdings, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Ajay Shah. A description of the Agreement is included in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Company announced that Ajay Shah, the Company’s co-founder and chair of the board of directors of the Company (the “Board”), will not stand for re-election to the Board at the Company’s annual general meeting of shareholders to be held on February 11, 2022 (the “2022 Annual Meeting” or the “Effective Date”).

The Company and Mr. Shah have agreed that, following his departure from the Board, Mr. Shah will serve as a consultant to the Company until the date of the Company’s annual general meeting of shareholders to be held in 2023 (the “Consulting Period”) pursuant to the terms and conditions of the Agreement. The Agreement may be terminated by Mr. Shah upon thirty days’ prior written notice to the Company and by the Company upon certain customary termination events.

During the Consulting Period, Mr. Shah’s unvested equity awards outstanding under the Company’s Amended and Restated 2017 Share Incentive Plan as of the Effective Date will continue to vest in accordance with the vesting schedule provided in the applicable award agreements, with the remaining unvested equity awards to be forfeited following the expiration of the Consulting Period. In addition, the post-termination exercise period of Mr. Shah’s options will be extended to the earlier of (i) 180 days from the last day of the Consulting Period or (ii) the original expiration date for such options. Mr. Shah will not be eligible to participate in or receive any other compensation or benefits in connection with the provision of his services pursuant to the Agreement.

In addition, on December 9, 2021, Mukesh Patel notified the Company of his intention to resign from the Board, effective as of the 2022 Annual Meeting. Mr. Patel’s resignation was not the result of any dispute or disagreement with the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended November 26, 2021.

Item 8.01	Other Events.

A copy of the press release announcing these departures is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release entitled “SGH Announces Board Transitions” issued by SMART Global Holdings, Inc. on December 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2021

By:	/s/ Anne Kuykendall
Anne Kuykendall
Vice President and General Counsel